Exhibit 99.1

Form 5 Joint Filer Information

Name:

Crosstex Holdings GP, LLC

Address:	2501 Cedar Springs
Suite 600
Dallas, Texas 75201

Designated Filer:	Crosstex Energy, Inc.

Issuer & Ticker Symbol:	Crosstex Energy, L.P. (XTEX)

Date of Event Requiring Statement:	12/31/03

Signature:	Crosstex Energy GP, LLC

	By:	Crosstex Energy, Inc., Member

		By:	/s/ William W. Davis
		Name:	William W. Davis
		Title:	Executive Vice President and Chief Financial Officer

Name:	Crosstex Holdings, L.P.

Address:	2501 Cedar Springs
Suite 600
Dallas, Texas 75201

Designated Filer:	Crosstex Energy, Inc.

Issuer & Ticker Symbol:	Crosstex Energy, L.P. (XTEX)

Date of Event Requiring Statement:	12/31/03

Signature:	Crosstex Holdings, LP

	By:	Crosstex Energy GP, LLC, its General Partner

		By:	Crosstex Energy, Inc., Member

			By:	/s/ William W. Davis
			Name:	William W. Davis
			Title:	Executive Vice President and Chief Financial Officer